Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 18, 2010, except as to the first paragraph of Note 16, as to which the date is November 8, 2010, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-167645) and related Prospectus of Booz Allen Hamilton Holding Corporation for the registration of shares of its Class A common stock.
/s/ Ernst and Young LLP
McLean, Virginia
November 8, 2010